Freedman, Levy, Kroll & Simonds

                                   CONSENT OF
                         FREEDMAN, LEVY, KROLL & SIMONDS

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 4 to the Form S-6 Registration Statement of Glenbrook Life Variable Life Separate Account A (File No. 333-02581).

                                            /s/FREEDMAN, LEVY, KROLL & SIMONDS

Washington, D.C.
April 26, 1999